AGREEMENT


         This AGREEMENT (the "Agreement") is entered into as of the 9th day of February, 1999, by and among First Security Corporation, a Delaware corporation ("FSC"), First Security Capital Markets, Inc., a Utah corporation ("FSCMI"), Van Kasper Acquisition Corporation, a Utah corporation ("VKAC"), and Van Kasper & Company, a California corporation (the "Company"), in connection with the acquisition of the Company by FSC (the "Acquisition") pursuant to the terms and conditions of the Amended and Restated Agreement and Plan of Merger, dated December 16, 1998 (the "Merger Agreement"). FSC, FSCMI, VKAC and the Company are also referred to herein, individually, as a "party", and collectively, as the "parties". Unless otherwise indicated herein, all capitalized terms used herein without definition shall have the meaning given them in the Merger Agreement.

         WHEREAS, Murray Bodine and Greg Madding, each a managing director of the Company, have asserted certain claims (the "Claims") against the Company as more fully described in that certain AMENDED VERIFIED COMPLAINT attached hereto as Exhibit A (the "Complaint"); and

         WHEREAS, Mr. Bodine and Mr. Madding (each, a "plaintiff" and collectively, the "plaintiffs") assert (1) that each has a contractual right to a "special bonus," consisting of (a) 6,000 fully-paid shares of Company preferred stock, and (b) additional shares in the amount necessary to bring each of Mr. Bodine's and Mr. Madding's equity holdings in the Company to three percent (3%) of the total issued and outstanding shares of Company stock, or a total aggregate equity participation in the Company of six percent (6%), and (2) that such "special bonus" will vest upon the consummation of the Acquisition; and

         WHEREAS, the Company disputes certain assumptions relied on by the plaintiffs in the Complaint; and

         WHEREAS, disclosure of the claims asserted by the plaintiffs may represent a breach of the Company's representations and warranties contained in Sections 3.4(b), 4.3, 4.7, 4.9, 4.10 and 6.1 of the Merger Agreement; and

         WHEREAS, the continuing accuracy of the Company's representations and warranties is a condition to the obligation of FSC, FSCMI and VKAC to close the Acquisition under the Merger Agreement; and

         WHEREAS, FSC, FSCMI and VKAC each agree to proceed to closing notwithstanding such possible breach; and

         WHEREAS, the parties desire to set forth their agreement with respect to the risk of loss associated with the plaintiffs' Claims and with respect to other similar claims, if any, which may in the future be raised by other holders of Nonvested Options, as such term is defined in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. FSC, FSCMI and VKAC hereby agree to proceed to Closing notwithstanding any possible present or future breaches by the Company of Sections 3.4(b), 4.3, 4.7, 4.9, 4.10 and 6.1 with respect to, and only with respect to, plaintiffs' Claims or other similar claims, if any, which may in the future be raised by other holders of Nonvested Options.

         2. In consideration of the agreement by FSC, FSCMI and VKAC to proceed to Closing, the Company hereby agrees that FSC shall be entitled to indemnification against any and all Losses (as defined in the Merger Agreement) asserted against or paid by the Company, or the surviving entity of the Merger or the subsequent merger of FSCMI with and into the Company, relating to the Claims or other claims relating to the negotiation, settlement and payment for Nonvested Options. Each of the parties hereby agrees that any such Losses shall be charged against the Holdback shares under Section 10.1(b) of the Merger Agreement which shall be the sole and exclusive remedy of FSC and its affiliates for any Losses suffered as a result of the Claims or other claims related to the negotiation, settlement and payment for Nonvested Options.

         3. The parties agree that any indemnification for the Claims or for other claims relating to the negotiation, settlement and payment for Nonvested Options shall be for the entire amount of any Losses suffered by the Company or FSC or their affiliates with respect to such Losses without regard to the $1,000,000 threshold requirement (the "Basket") provided for in Section 10.1(b) of the Merger Agreement. The parties further agree that any such Losses shall not be included in calculating the one million dollar ($1,000,000) Basket but shall count toward the ten million dollar ($10,000,000) aggregate liability cap provided for in Section 10.1(b) of the Merger Agreement.

         4. This Agreement shall be construed in accordance with, and governed by the substantive laws of, the State of California, without reference to principles governing choice or conflicts of laws.

         5. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof. It may be amended only by a written instrument executed by all parties hereto.

         6. Any number of counterparts of this Agreement may be signed and delivered and each shall be considered an original and together they shall constitute one agreement.


         [The remainder of this space has intentionally been left blank]

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


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                      FIRST SECURITY CORPORATION


                                      By: /s/ Morgan G. Evans
                                         -----------------------------------
                                         Its: President
                                             -------------------------------



                                      FIRST SECURITY CAPITAL MARKETS, INC.


                                      By: /s/ David R. Wilson
                                         -----------------------------------
                                         Its: President
                                             -------------------------------


                                      VAN KASPER ACQUISITION CORPORATION


                                      By: /s/ Scott C. Ulbrich
                                         -----------------------------------
                                         Its:   President
                                             -------------------------------

                                      VAN KASPER & COMPANY


                                      By:  /s/ John Chung
                                         -----------------------------------
                                         Its: Vice President and General Counsel
                                             -------------------------------


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